Exhibit 99.1

KSB BANCORP AND TECHE BANCSHARES ANNOUNCE MERGER AGREEMENT

FOR IMMEDIATE RELEASE

Kaplan and St. Martinville, Louisiana, October 28, 2003 — KSB Bancorp, Inc. and Teche Bancshares, Inc. jointly announced today that they have entered into an agreement to effect a strategic business combination in the form of a merger between their respective bank holding companies.  As a result of the merger, Teche Bancshares and KSB Bancorp intend to combine their companies and rename the combined entity “Louisiana Community Bancshares, Inc.”  The transaction will be subject to regulatory approval as well as the approval of the shareholders of each company.  The transaction is expected to close in the first quarter of 2004.  At this time, the companies do not intend to merge their subsidiary banks.

KSB Bancorp is an independent, community-owned bank holding company based in Kaplan, Louisiana with $84 million in assets.  KSB Bancorp conducts business through its wholly-owned subsidiary, Kaplan State Bank, a full-service commercial bank that provides a wide range of financial services to commercial and retail customers from its main office in Kaplan and branch offices in each of Kaplan and Forked Island, Louisiana.

Teche Bancshares is the parent company of Teche Bank & Trust Company, an independent community bank based in St. Martinville, Louisiana with $70 million in assets.  Teche Bank & Trust Company serves its banking market from its main office in St. Martinville and two branch offices located in St. Martinville and New Iberia, Louisiana, respectively.

“We believe that this strategic combination of two financially sound holding companies will place us in a more competitive position in our banking markets than either company possesses standing alone,” said J. Vernon Johnson, President and CEO of KSB Bancorp, Inc.  “We believe that our complementary businesses and business strategies will create a stronger combined company with greater size, flexibility, profitability and growth potential.”

 “We believe that joining forces with KSB Bancorp will enhance the value of our banking franchise,” said Alcee J. Durand, Jr., President and CEO of Teche Bancshares.  “The banking experience of our combined holding companies should enable our banks to more effectively and efficiently serve the markets in which we operate.  Both management teams remain strongly committed to the future of independent banking in Southwest Louisiana.”

Because the combined company, like KSB Bancorp, will be a Subchapter S corporation, the number of shareholders of the combined company will be limited.  Accordingly, under the merger agreement, shareholders of each company that meet certain eligibility requirements will become shareholders of the combined company, and all other shareholders will be entitled to receive cash for their shares.  The eligibility requirements and other terms of the merger are set forth in the merger agreement executed by the companies, a copy of which has been filed with the Securities and Exchange Commission (SEC) as an exhibit to the Form 8-K filed by Teche Bancshares on October 28, 2003.  As a result of the merger, Teche Bancshares will no longer be subject to the periodic reporting requirements of the SEC.  A copy of the Form 8-K, as well as copies of other documents filed by Teche Bancshares with the SEC, are available to the public from commercial document retrieval services and at the SEC’s website, www.sec.gov.  In addition, interested persons may also review any documents filed by Teche Bancshares with the SEC at the SEC’s public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York.

KSB Bancorp and Teche Bancshares each intend to call a special meeting of its shareholders during the first quarter of 2004 to consider the proposed transaction.  The companies will deliver a joint proxy statement to their respective shareholders prior to the meetings.  The joint proxy statement will contain important information regarding the merger and the special meetings.  Before making any decision regarding the proposed merger, shareholders of KSB Bancorp and Teche Bancshares are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents included with the proxy statement, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

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This press release is only a description of a proposed transaction and is not a solicitation of a proxy or an offer to acquire any shares of common stock. This press release may contain forward-looking statements that involve assumptions and potential risks and uncertainties, which are made in a manner consistent with the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These forward looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance and achievements of Teche Bancshares to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include: the success of the companies at integrating their organizations; general economic, capital market and business conditions; risks arising from litigation or similar proceedings; increased competitive pressure among financial services companies; legislative or regulatory changes adversely affecting the banking businesses; the impact of terrorist acts or military actions; and the satisfaction of the closing conditions to the merger and the consummation of the merger, as well as those factors discussed in the filings of Teche Bancshares and its subsidiaries with the Securities and Exchange Commission, which are incorporated in this press release by reference.  Neither Teche Bancshares nor KSB Bancorp undertakes any obligation, and expressly disclaims any obligation, to update publicly or revise any forward looking statement, whether as a result of new information, future events or otherwise.